                                                                    Exhibit 99.2
                                                                  EXECUTION COPY


                            JAG Media Holdings, Inc.
                               6865 SW 18th Street
                                    Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605

                                                               February 14, 2003

Oil@Work Group, Inc.
11259 Goodnight Lane
Suite 1121
Dallas, Texas 75229

Attn:    Daniel E. Galloway
         Chief Executive Officer

Gentlemen:

JAG Media Holdings, Inc., a Nevada corporation ("JAG Media"), by means of this Letter of Intent confirms that JAG Media, Oil@Work Group, Inc, a privately held Delaware corporation ("Oil@Work") and certain stockholders of Oil@Work named on the signature page hereto (the "OAW Principals") have agreed in principal upon a series of transactions based upon the elements set forth below. JAG Media, Oil@Work and the OAW Principals shall collectively be referred to herein as the "Parties" and each separately as a "Party."

1.       Pre-Signing Activities.

1.1 Creation of JAG Media Subsidiary. Following the execution of this Letter of Intent and prior to the execution of a definitive acquisition agreement among JAG Media, Oil@Work and the OAW Stockholders (the "Acquisition Agreement"), JAG Media shall form a wholly-owned subsidiary (the "JAG Media Subsidiary").

1.2 Private Placement. Prior to March 15, 2003 (the "Capital Raising Deadline"), Oil@Work shall raise a total of $3,000,000 through a private placement of equity securities of Oil@Work (the "Private Placement").

2.       Structure of Acquisition.

2.1 The Merger/Effect on Capital Stock. Following the closing of the Private Placement (the "Private Placement Closing"), Oil@Work, JAG Media and the JAG Media Subsidiary will enter into an Acquisition Agreement pursuant to which the JAG Media Subsidiary will merge with and into Oil@Work, the separate existence of the JAG Media Subsidiary shall cease and Oil@Work shall be the surviving corporation (the "Merger"). At the effective time of the Merger (the "Effective Time")
         (a) all issued and outstanding shares
         of common stock, par value $0.01 per share ("OAW Common Stock"), Class A preferred stock, par value $0.01 per share ("OAW Class A Preferred Stock") and Class B preferred stock, par value $0.01 per share ("OAW Class B Preferred Stock") of Oil@Work will be converted into the right to receive an aggregate number of shares of JAG Media Class A Common Stock, par value $0.00001 per share ("Class A Common Stock"), which shares will, upon issuance, represent 50.1% of JAG Media's outstanding capital stock on a fully diluted basis (the "New JAG Shares"), after giving effect to any and all shares of capital stock issuable upon the exercise of outstanding options and warrants, including, without limitation, any shares or options issuable immediately prior to the Effective Time to Gary Valinoti, Stephen J. Schoepfer and Thomas J. Mazzarisi (collectively, the "Management Stockholders") pursuant to the change-in-control provisions of their employment agreements with JAG Media; and (b) each issued and outstanding share of the JAG Media Subsidiary shall be converted into one share of the surviving corporation in the Merger. The closing of the Merger will take place on or about April 1, 2003 or such other date as the parties shall mutually agree (but in no event later than the Termination Date as defined in Section 10 hereof) (such date referred to hereinafter as the "Closing Date") at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York.

2.2 Transfer of JAG Media Assets and Liabilities. Prior to the Effective Time, JAG Media will transfer (to the extent transferable) all of its assets and liabilities to its wholly owned subsidiaries, JAG Media LLC and JAG Company Voice LLC, each a Delaware limited liability company.

2.3 Stock Dividend. The Parties hereby agree and acknowledge that at such time prior to the Effective Time as JAG Media shall determine, JAG Media intends to declare and pay a special stock dividend. To effect such dividend, JAG Media intends to file a Certificate of Designation with the Secretary of State of the State of Nevada which designates a new series of Class B common stock, par value $0.00001 per share of JAG Media ("Series 2 Class B Common Stock") which will be distributed by dividend (the "Stock Dividend") to JAG Media stockholders of record as of the close of business on the stated record date in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Class A Common Stock. Such shares of Series 2 Class B Common Stock shall be non-voting, have dividend and liquidation rights equal to the Class A Common Stock and be redeemable, which redemption by JAG Media shall be mandatory to the fullest extent permitted by law within six (6) months following final resolution of JAG Media's pending lawsuit against various brokerage firms (JAG Media Holdings, Inc. and Gary Valinoti v. A.G. Edwards & Sons et al.), currently pending in U.S. District Court for the Southern District of Texas (or as soon thereafter as legally permissible) at a redemption price which is the greater of (i) par value or (ii) ninety percent (90%) of the net proceeds to JAG Media of such lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such net amount.

2.4      Exchange of Certificates.

         (a) Promptly following the announcement by JAG Media of the Stock Dividend (and in any event, prior to the Stock Dividend payment date), JAG Media shall request each beneficial stockholder to (i) obtain from his/her broker or JAG Media's transfer agent (the "Transfer Agent"), as the case may be, a physical certificate representing his/her shares of Class A Common Stock in JAG Media and (ii) submit said stock certificate to the Transfer Agent in exchange for (x) a new Class A Common Stock certificate (if done as of the Effective Time, reflecting the name change described in
              Section 2.7 hereof, a new stock symbol and a new CUSIP number) representing an equivalent number of shares and (y) his/her new Series 2 Class B Common Stock certificate, which (1) shall not have a CUSIP number, (2) shall be issued in the name of the beneficial owner of such shares pursuant to Article V, Section .02 of JAG Media's bylaws and (3) shall be mailed to each registered beneficial holder.

         (b) Promptly following the Effective Time, each person who was a stockholder of Oil@Work immediately prior to the Effective Time (each, an "OAW Stockholder") shall receive in exchange for his/her stock certificate representing shares of Oil@Work a new stock certificate representing his/her New JAG Shares, reflecting the name change described in Section 2.7 hereof, new stock symbol and new CUSIP number.

2.5 Maintenance of LTIP Plan. JAG Media currently maintains a 1999 Long-Term Incentive Plan (as amended from time to time, the "LTIP") pursuant to which stock options and other stock-based incentives are issuable to JAG Media employees, consultants and other parties. Six million (6,000,000) shares issuable under the LTIP are presently registered on a Form S-8 registration statement (Registration No. 333-87392) (the "S-8 Registration Statement"). Oil@Work and the OAW Principals hereby agree to cause JAG Media to maintain such registration statement in effect following the Effective Time until the date on which all outstanding options covered thereby have been exercised, subject to the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the S-8 Registration Statement, of which event, Oil@Work and the OAW Principals hereby agree to promptly notify the Management Stockholders.

2.6 Maintenance of SB-2 Registration Statement. Oil@Work and the OAW Principals hereby agree to cause JAG Media to appropriately amend and continue in effect (except for any SEC stop order or the period following the filing of any amendment) the registration statement on Form SB-2 (Registration No. 333-87760) (the "SB-2 Registration Statement") pursuant to which some of the Management Shares are currently registered until such date that is the earlier of (a) the date on which the Management Stockholders have sold all of the Management Shares covered thereby and (b) the second anniversary of the Closing Date, it being understood that to the extent any selling stockholder named therein is privy to material non-public information of JAG Media, sales by such person shall be subject to blackout restrictions mutually agreed upon with JAG Media. Oil@Work and the OAW Principals hereby agree to promptly notify the

         Management Stockholders of the issuance by the SEC of any stop order suspending the effectiveness of the SB-2 Registration Statement. As used herein, "Management Shares" means the shares of JAG Media and shares underlying outstanding options of JAG Media, held by the Management Stockholders as of the Closing Date, including shares of JAG Media or options to acquire shares of JAG Media to which the Management Stockholders are entitled to under their respective employment agreements with JAG Media as a result of the change-in-control provisions triggered by the transaction contemplated hereby.

2.7 Change of JAG Media Board/Name Change. At the Effective Time, each of the Management Stockholders shall resign from their positions as executive officers and directors of JAG Media. Also at the Effective Time, the OAW Stockholders and the Management Stockholders shall vote their shares of JAG Media, representing a majority of all outstanding shares of JAG Media, in favor of (a) an amendment to JAG Media's Articles of Incorporation to effect a name change (the "Name Change") to better reflect the overall business in which JAG Media expects to engage following the acquisition of Oil@Work; (b) an amendment to the bylaws of JAG Media (the "Bylaw Amendment") providing for an increase in the number of members that constitute the Board of Directors from three to seven; and (c) the election of up to seven new Oil@Work appointees to the Board of Directors (the "Board Election"), including such number of qualified independent members as are required under the applicable regulations of the relevant Exchange to serve on an audit committee of the Board of Directors.

2.8 Exchange Listing; Form 8-K. As soon as practicable after the Acquisition Agreement has been executed by the parties, JAG Media shall submit an application, based on the post-Merger business plan of the combined companies, to the American Stock Exchange and/or NASDAQ and/or NASDAQ Small Cap markets (the "Exchange") for the proposed listing of JAG Media's Class A Common Stock on the Exchange following the Closing Date. Oil@Work shall assist JAG Media in the preparation of both the Exchange listing application and one or more Current Reports on Form 8-K (the "Form 8-K") to be filed by JAG Media with the SEC as soon as possible following the Effective Time (and in any case within the time periods prescribed by the SEC), and shall furnish JAG Media with such business, financial or other information and documents as may be required to prepare and submit the listing application with the Exchange and the Form 8-K with the SEC and as JAG Media may otherwise reasonably require in connection with such documents. The Parties hereby agree that JAG Media shall provide Oil@Work and its counsel with an opportunity to review and comment on the Exchange application and the Form 8-K within the time periods prescribed by the Exchange and the SEC, as the case may be, prior to their submission.

2.9 Information Statement. As soon as practicable after the Effective Time, JAG Media shall file an Information Statement with the SEC pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Once cleared by the SEC, JAG Media shall distribute the Information Statement to its stockholders to inform them of: (a) the Name Change; (b) the Bylaw Amendment; and (c) the Board Election and such other matters as are mutually agreed upon by the Parties.

3. Termination of Equity Line.

On the Closing Date, JAG Media will exercise its right under Section 2.3(c) of that certain Equity Line Purchase Agreement, dated as of April 9, 2002, between JAG Media and Cornell Capital Partners L.P. (the "Equity Line Purchase Agreement") to terminate its $10,000,000 equity line. JAG Media agrees that prior to such termination it shall not amend the terms and conditions of the Equity Line Purchase Agreement without the prior written consent of Oil@Work.

4. Restrictions on Transfer.

4.1 Restrictions on OAW Stockholders. Oil@Work and the OAW Principals shall cause the OAW Stockholders to agree to the following leak-out provisions (subject to Section 4.4 below) which shall apply to their New JAG Shares:

         (a) Each OAW Stockholder (including those who invested in the Private Placement) who is also an officer of Oil@Work (each an "OAW Officer") shall agree not to sell more than five percent (5%) of his New JAG Shares during the first calendar year following the Closing Date. Each OAW Officer shall be permitted to sell an additional ten percent (10%) of his New JAG Shares during the one-year period commencing on the first anniversary of the Closing Date. The remaining eighty-five percent (85%) of his New JAG Shares may be sold at any time following the second anniversary of the Closing Date.

         (b) Each OAW Stockholder who (i) is not an OAW Officer and (ii) did not invest in the Private Placement shall agree to not sell more than seven and one-half percent (7.5%) of his New JAG Shares during the first calendar year following the Closing Date. Such stockholder shall be permitted to sell an additional fifteen percent (15%) of his New JAG Shares during the one-year period commencing on the first anniversary of the Closing Date. The remaining seventy-seven and one-half percent (77.5%) of his New JAG Shares may be sold at any time following the second anniversary of the Closing Date.

         (c) Each OAW Stockholder who (i) is not an OAW Officer and (ii) invested in the Private Placement, shall agree to not sell more than ten percent (10%) of his New JAG Shares during the first calendar year following the Closing Date. Such stockholder shall be permitted to sell an additional twenty-five percent (25%) of his New JAG Shares during the one-year period commencing on the first anniversary of the Closing Date. The remaining sixty-five percent (65%) of his New JAG Shares may be sold at any time following the second anniversary of the Closing Date.

4.2 Restrictions on Management Stockholders JAG Media will cause each Management Stockholder to agree not to sell 50% of his Management Shares for a period of one (1) calendar year following the Closing Date. Each Management Stockholder shall be permitted to sell an additional twenty-five percent (25%) of his Management Shares during the one-year period commencing on the first anniversary of the Closing Date. The remaining twenty-five percent (25%) of his Management Shares may be sold at any time following the second anniversary of the Closing Date.

4.3 Reinvestment Obligation. The Parties hereby agree that (a) each OAW Stockholder and (b) each Management Stockholder for so long as he continues as an employee or consultant of JAG Media following the Effective Time, shall invest under a new Employee Stock Purchase Plan (the "ESPP") an amount from time to time which is the equivalent of ten percent (10%) of any proceeds (net of taxes) received by such person from the sale of any New JAG Shares or Management Shares, as the case may be, which are effected at a price per share in excess of $5.00. Under the terms of the ESPP, such investment shall be made at a ten percent (10%) discount to the then current fair market value of the Class A Common Stock. Shares issuable pursuant to the ESPP shall be registered on a Form S-8 registration statement.

4.4 Securities Law Compliance. Notwithstanding and in addition to the foregoing leak-out provisions described in this Section, the Parties hereby agree that any sales of Class A Common Stock shall be made in compliance with all applicable securities laws. Stock certificates representing shares that are not registered on an existing registration statement shall be endorsed with such legends as may be required by applicable securities laws.

5. Due Diligence.

5.1. Access. From the date hereof, each Party will make available to the other Parties for review their respective financial statements, books, records, corporate documents and other information as the other Parties may reasonably request, and each Party shall have the opportunity to meet with attorneys, accountants and key personnel of the other Parties to discuss the financial and business conditions of the respective Parties and to make whatever future independent investigation deemed necessary and prudent. The Parties agree to cooperate with each other in complying with these requests and providing such materials as the other Parties may request.

5.2 Confidentiality. Each Party hereby agrees that all confidential information which each Party or any of its officers, employees, agents, consultants, or representatives, may possess or may receive during the due diligence process pertaining to the financial or other condition of the other Parties and the transactions contemplated hereby, shall not be disclosed or made available to any other person or entity other than directors, officers, employees, agents, consultants, or representatives of such Party at any time without the express written consent of the other Parties; provided, however, that notwithstanding the foregoing provisions of this Section 5.2 and any confidentiality agreement any of the Parties hereto may have entered into with each other prior to the execution of this Letter of Intent, (a) any Party hereto may make such disclosures as may be required to be made by it under applicable law or rule or regulation of any governmental or self regulatory authority having jurisdiction over such Party or order of a court of competent jurisdiction if such Party determines in good faith that it is necessary to do so and, to the extent permitted by law, gives prior notice to the other Parties hereto, and (b) the Parties hereto hereby acknowledge and agree that JAG Media is authorized to make such public disclosures in a timely manner as may be required by the rules and regulations of the SEC and any exchange or quotation system on which JAG Media's securities are or may be traded, including, without limitation, (x) the issuance by JAG Media, after consultation with Oil@Work and Oil@Work's approval (which shall not be unreasonably withheld) of material describing it included therein, of a press release (the "Press Release") announcing the entering into of this Letter of Intent, (y) a Current Report on Form 8-K to be filed by JAG Media with the SEC promptly after the execution of this Letter of Intent which shall attach as exhibits copies of the Press Release and this Letter of Intent, and (z) the Form 8-K to be filed with the SEC as soon as possible following the Effective Time (and in any case within the time periods prescribed by the SEC) which shall include certain business and financial information relating to and supplied by Oil@Work required pursuant to Item 7 (or any successor provision) of Form 8-K.

6. Condition Precedent to Obligations to Perform.

It is understood and agreed by the Parties hereto that the consummation of the transactions contemplated hereby is expressly subject to the following conditions:

6.1. Satisfactory Due Diligence. The performance of a due diligence investigation by the Parties determined to be satisfactory and favorable by each Party, its legal counsel, financial advisors, accountants and agents on all matters pertaining to the transactions contemplated hereby;

6.2 Acquisition Agreement. The execution of a definitive Acquisition Agreement between the Parties satisfactory in form and substance to such Parties and to their respective counsel and financial advisors and containing such conditions, representations, warranties, covenants and indemnities customary in transactions contemplated by this Letter of Intent, including without limitation, (a) a representation by Oil@Work that the Private Placement was completed in compliance with all applicable securities laws and (b) a representation by Oil@Work that all OAW Stockholders are accredited investors (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act")) except for not more than 35 OAW Stockholders who have appointed an investor representative which is a sophisticated investor (as defined in Rule 506(b)(2)(ii) of Regulation D of the Securities Act).

6.3 Employment and Consulting Agreements. The execution of definitive employment or consulting agreements between the Management Stockholders and JAG Media LLC and/or JAG Company Voice LLC, in each case in form and substance satisfactory to the parties thereto;

6.4 Compliance with Law. Compliance with all applicable legal and regulatory requirements;

6.5 Corporate Approvals. Receipt of all required corporate and stockholder approvals, including, without limitation, approval of the Board of Directors of JAG Media and the Board of Directors and stockholders of Oil@Work and the JAG Media Subsidiary; and

6.6 Reservation of Shares. JAG Media shall have a sufficient number of authorized but unissued and unreserved shares of Class A Common Stock to consummate the transactions contemplated hereby.

7.       Capitalization.

7.1      Oil@Work.

         (a) As of February 13, 2003, (i) Oil@Work had 49 stockholders who own an aggregate of 24,640,947 shares of OAW Common Stock, 2,500,000 shares of OAW Class A Preferred Stock and 875,000 shares of OAW Class B Preferred Stock, representing all of the issued and outstanding shares of capital stock of Oil@Work; and (ii) there are no options, warrants or other securities exercisable or convertible into shares of OAW Common Stock, OAW Class A Preferred Stock or OAW Class B Preferred Stock.

         (b) Oil@Work does not currently intend to issue any additional shares of its capital stock or options to acquire such shares prior to the Effective Time, except for shares of capital stock which may be issued to purchasers in the Private Placement in such amounts as are approved by Board of Directors of Oil@Work.

7.2      JAG Media.

         (a) As of February 13, 2003, JAG Media had (i) 37,869,948 shares of Class A Common Stock issued and outstanding, (ii) 1,263,896 shares of Series 1 Class B Common Stock, par value $0.00001 per share ("Series 1 Class B Common Stock") issued and outstanding, (iii) no shares of preferred stock issued and outstanding, and (iv) an aggregate of 3,585,000 shares of Class A Common Stock and Series 1 Class B Common Stock reserved for issuance pursuant to the exercise of outstanding options and warrants.

         (b) JAG Media does not currently intend to issue any additional shares of its capital stock or options to acquire such shares prior to the Effective Time, except for (i) stock options and shares of Class A Common Stock (including shares issuable in lieu of cash severance payments) to be issued to the Management Stockholders immediately prior to the Effective Time which the Management Stockholders are entitled to receive pursuant to their respective employment agreements with JAG Media as a result of the change-in-control provisions triggered by the transaction contemplated hereby, (ii) shares or options which may be issued by JAG Media as compensation or severance to consultants and employees from time to time pursuant to the LTIP in the ordinary course of business, and (iii) shares pursuant to the Stock Dividend described herein.

8.       Representations and Warranties of JAG Media.

JAG Media hereby represents and warrants as follows to Oil@Work:

8.1 Organization and Authority. JAG Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to execute and deliver to Oil@Work this Letter of Intent.

8.2 Good Title. JAG Media has good and marketable title to all material assets set forth in its publicly filed financial statements and that any and all material liens, mortgages or other encumbrances against said assets and properties are duly and completely set forth in such financial statements.

8.3 SEC Filings. (a) To date JAG Media has filed all reports required to be filed with the SEC pursuant to the Securities Act and the Exchange Act;
         (b) to the best of its knowledge, as of their respective filing dates such reports did not contain any material misstatements or omissions; and (c) the financial statements included in such reports present fairly, in all material respects, the financial condition of JAG Media and its subsidiaries as of the indicated dates and the results of operations and cash flows for the years then ended (subject, in the case of unaudited interim financial statements, to normal-year end adjustments) in conformity with accounting principles generally accepted in the United States.

8.4 Litigation. Except as otherwise disclosed herein or in JAG Media's SEC filings, neither JAG Media nor any of its subsidiaries is currently a party to any pending litigation, and, to the best of its knowledge, there is presently is no legal action threatened against JAG Media or any of its subsidiaries.

9. Representations and Warranties of Oil@Work.

Oil@Work and the OAW Principals hereby represent and warrant as follows to JAG Media:

9.1 Organization and Authority. Oil@Work is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver to JAG Media this Letter of Intent.

9.2 Absence of Liabilities. Upon execution of the Acquisition Agreement, Oil@Work will have no material liabilities except for those previously disclosed to JAG Media.

9.3 Good Title. Oil@Work has good and marketable title to all of its material assets.

9.4 Litigation. Neither Oil@Work nor any of its subsidiaries is currently a party to any pending litigation, and, to the best of its knowledge, there is presently is no legal action threatened against Oil@Work or any of its subsidiaries.

9.5 Sophisticated Investors. Each of the OAW Principals has such experience in business and financial matters that he has the capacity to protect his own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the shares of Class A Common Stock and is, accordingly, a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act.

10. Exclusivity.

In consideration of the substantial expenditure of time and effort to be undertaken by each of the Parties and their respective representatives in connection with this Letter of Intent and the proposed Acquisition Agreement, each of Oil@Work, on the one hand, and JAG Media, on the other hand, hereby undertake and agree that from the date on which the Private Placement Closing occurs through the earlier of (a) April 15, 2003 (the "Termination Date") and
(b) the Effective Time, without the prior written consent of the other Party, neither Oil@Work nor JAG Media shall engage in any Business Combination (as defined below) other than the Merger contemplated hereby (any such other Business Combination is referred to as an "Alternative Transaction") or, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information) or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction, or (ii) participate in any discussions or negotiations regarding an Alternative Transaction. Commencing on the date on which the Private Placement Closing occurs, both Oil@Work and JAG Media shall cease all discussions and negotiations with respect to any Alternative Transaction. For purposes hereof, "Business Combination" means any
(x) merger, consolidation, business combination or similar transaction relating to the business of Oil@Work or JAG Media, as the case may be (or any part thereof); or (y) except as contemplated herein, any sale or other disposition of the capital stock of or other equity interests (or securities convertible into, or exercisable or exchangeable for capital stock or other equity interests) of the business of Oil@Work or JAG Media, as the case may be (or any part thereof); or (z) any sale, dividend or other disposition of any assets or properties of the business of Oil@Work or JAG Media, as the case may be (or any part thereof), other than in the ordinary course of business. Notwithstanding the foregoing, the Parties hereby agree that nothing shall prohibit the Boards of Directors of JAG Media and Oil@Work from exercising their respective fiduciary duties under applicable law to JAG Media's stockholders.

11. Termination.

Except for paragraphs 11, 17 and 18 hereof, which will survive any termination of this Letter of Intent, this Letter of Intent will automatically terminate and be of no further force and effect upon the earliest to occur of (a) the execution and delivery of the Acquisition Agreement, (b) the mutual written agreement of Oil@Work on the one hand and JAG Media on the other hand and (c) the Capital Raising Deadline if the Private Placement Closing has not yet occurred and (d) the Termination Date. Notwithstanding the previous sentence, the termination of this Letter of Intent shall not affect any rights any party has with respect to the breach of this Letter of Intent by another party prior to such termination.

This proposal will remain in effect through 8:00 a.m. New York City time on February 18, 2003, unless accepted in writing by Oil@Work and the OAW Principals as provided below or otherwise extended or terminated in writing by JAG Media prior to such acceptance.

12. Assignability.

The rights and obligations under this Letter of Intent may not be assigned or otherwise transferred by any Party without the express written consent of the other Parties hereto.

13. Governing Law.

This Letter of Intent shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereto hereby consent to the jurisdiction and venue of the federal and state courts located in New York County in the State of New York with respect to any litigation arising out of this Letter of Intent and the transactions contemplated hereby.

14. Amendment.

This Letter of Intent shall be amended only with the written consent of all parties hereto.

15. Counterparts.

This Letter of Intent may be executed in any number of counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

16. Broker or Finder Fees.

Other than fees and expenses payable to Solution Capital (the "Finder's Fee"), which Finder's Fee shall be the sole responsibility of Oil@Work, the Parties hereby represent and warrant to each other that no fees, commissions or any other remuneration are due to any broker or finder in connection with the transactions contemplated hereby. Oil@Work and the OAW Stockholders hereby agree to indemnify and hold harmless JAG Media and its officers and directors from any claim by Solution Capital for brokerage or finder fees arising out of the transactions contemplated hereby.

17. Expenses.

Each of the parties shall be solely responsible to pay its own expenses (including, without limitation, for all purposes hereof, legal expenses) incurred in preparing this Letter of Intent and in preparing and negotiating the Acquisition Agreement and related documents, whether or not the transactions contemplated hereby are consummated; provided, that in the event of a breach of
Section 10 hereof, the breaching Party shall be responsible to promptly pay (a) all expenses incurred by the other Party in connection with this Letter of Intent and the Acquisition Agreement and related documents and (b) all expenses incurred by the other Party in enforcing the provisions of this Letter of Intent; provided further, that notwithstanding the foregoing, in no event shall either Party's liability to the other hereunder exceed $150,000.

18. Legal Effect.

It is not the intention of the parties that this Letter of Intent, or any actions of the parties (or their respective employees, officers, partners, affiliates or representatives) with respect hereto, be, or be deemed to constitute, (a) a legally binding obligation of JAG Media or Oil@Work (or any of their respective employees, officers, partners, affiliates or representatives), except with respect to Sections 5, 10, 11, 13, 17 and this Section 18, or (b) an obligation or commitment of any party hereto to enter into the Acquisition Agreement. Any legal obligation binding upon the parties hereto with respect to the Merger and the other transactions contemplated hereby, except with respect to Sections 5, 10, 11, 13, 17 and this Section 18, is subject to, and shall exist only upon, due execution and delivery of the Acquisition Agreement.

                            [Signature Pages Follow]

Very truly yours,

JAG Media Holdings, Inc.


By:  /s/ Gary Valinoti
     -------------------
     Name: Gary Valinoti
     Title:   President and Chief Executive Officer

The foregoing Letter of Intent is accepted, approved and agreed to by Oil@Work, Inc. this 14th day of February, 2003.

Oil@Work Group, Inc.


By:  /s/Daniel E. Galloway
     ------------------------
     Name: Daniel E. Galloway
     Title:   Chairman

The foregoing Letter of Intent is accepted, approved and agreed to by the OAW Principals this 14th day of February, 2003.


/s/ Daniel E. Galloway
------------------------
Name: Daniel E. Galloway


/s/ Greg Goree
----------------
Name: Greg Goree